Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES INITIAL
PHASE OF CAPITAL RESTORATION PLAN
Merger Makes Most Efficient Use of Capital Structure to Revitalize
Florida Operation And Move Forward In New Regulatory Environment
Quincy, IL, October 19, 2009 — Mercantile Bancorp, Inc. (NYSE Amex: MBR) today announced the first step of a capital restoration plan to significantly increase capital strength at the holding company and position the Company for improved results in 2010. Mercantile’s flagship bank, Mercantile Bank has filed an application seeking approval from its bank regulators to merge The Royal Palm Bank of Florida (“Royal Palm”) into Mercantile Bank. Royal Palm’s President J. Gregory Murphy will continue as regional president and will report to Ted T. Awerkamp, President and CEO of Mercantile Bancorp. The merger is subject to regulatory approval and planned for consummation in the fourth quarter of 2009.
Royal Palm, based in Naples, Florida, will operate as a division of Mercantile Bank, managed and operated in its market by the executive team that was installed in March 2008. Management and the Board determined this action would provide several benefits, including maintaining a strong capital position while Royal Palm completes the resolution of its legacy loan issues.
“We continue to make progress in Florida, albeit slower than we anticipated,” noted Awerkamp. “Royal Palm’s management team has done an excellent job of managing legacy loan issues in extreme conditions and implementing strong underwriting practices, while adding deposits and quality loans. The team’s main challenges are time delays related to taking possession of real estate and other assets used to secure defaulted loans and relatively long listing times due to Florida real estate market conditions. These are just facts that must be dealt with but over which we have no control.
“Following the planned merger of Royal Palm into Mercantile Bank, the combined entity will continue to be considered well-capitalized by regulatory standards, so the Florida team can focus on non-performing asset resolution, and maintaining and growing quality, profitable relationships in the qualified market that is beginning to re-emerge.”
Mercantile Bank’s operations in Illinois, Missouri and Indiana will experience no changes in their operations or management because of the merger, said Awerkamp. “These regions are performing well, and the Florida merger will have no effect on them. We have proven successes of franchises operating under the Mercantile Bank brand long distances from our home base in Illinois, and our core data systems have been in place for the Florida facilities for some time, so it will be a seamless transition.”
Awerkamp said as a multi-bank holding company, the regulatory requirements are clear that the Company must act as a source of strength to its banks, regardless of their condition or location. “Though the economic recovery and capital planning has taken longer than anyone has liked, the multiple tiers of Mercantile Bancorp affected by the overall shifts and reactions to the economic facts of the last year have been significant,” he explained. “From mark-to-market accounting, to accelerated accounting of goodwill, to sweeping regulatory policy changes; the size and scope of these combined consequences to unexpected economic and regulatory events have taken time to address. We have developed a comprehensive plan of detailed steps that will allow us to emerge from this period and enter 2010 with plans to being profitable across our spectrum of banks, and are doing so without any government assistance. This is step one, and additional steps will be announced in phases as our plan unfolds.”

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About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois and one each in Missouri, Kansas, and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates a Mercantile Bank branch office in Indiana. In addition, the Company has minority investments in eight community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K, and our quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level: fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain of the Company’s assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

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